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                                                                    EXHIBIT 99.4

                               THE HOCKEY COMPANY
                                      AND
                                SPORT MASKA INC.
                           OFFER FOR ALL OUTSTANDING
                   11 1/4% SENIOR SECURED NOTE UNITS DUE 2009
                                IN EXCHANGE FOR
                   11 1/4% SENIOR SECURED NOTE UNITS DUE 2009
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

            , 2001

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    The Hockey Company and Sport Maska Inc. (the "Issuers") are offering, upon and subject to the terms and conditions set forth in the prospectus dated May
  , 2002 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $125,000,000 of their 11 1/4% Senior Secured Note Units due 2009 which have been registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of their issued and outstanding 11 1/4% Senior Secured Note Units due 2009 (the "Units"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated April 3, 2002, by and among the Issuers and the Initial Purchaser referred to therein.

    We are requesting that you contact your clients for whom you hold Units regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Units registered in your name or in the name of your nominee, or who hold Units registered in their own names, we are enclosing the following documents.

     1. Prospectus dated May   , 2002;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates of Units are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis.

     4. A form of letter which may be sent to your clients for whose account you hold Units registered in your name or the name of your nominee, with space for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON             , 2002 UNLESS EXTENDED BY THE
ISSUERS (THE "EXPIRATION DATE"). UNITS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Units, or a timely Book-Entry confirmation of such Units into the Exchange Agent's account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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    If a registered holder of Units desires to tender, but such Units are not immediately available, or time will not permit such holder's Units or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Exchanging Units; Guaranteed Delivery."

    The Issuers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Units held by them as nominee or in a fiduciary capacity. The Issuers will pay or cause to be paid all stock transfer taxes applicable to the exchange of Units pursuant to the Exchange Offer, except as set forth in the Instructions in the Letter of Transmittal.

    Any requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          THE HOCKEY COMPANY
                                          SPORT MASKA INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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